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                                                                  EXHIBIT 10.8

                                OPTION AGREEMENT



            THIS OPTION AGREEMENT, dated as of __________, 1997 between Telepassport, a New York corporation (the "Grantee"), and Intelenet, Inc., a Delaware corporation (the "Grantor).

            WHEREAS, the parties are involved in various aspects of the telephony service business; and

            WHEREAS, the parties have agreed that Grantor shall grant to Grantee the option referred to herein.

            NOW, THEREFORE, it is hereby agreed as follows:

            SECTION 1. Definitions. The following terms shall have the following meanings:

            "Closing" shall mean the closing of the Option granted hereunder with respect to the Customers and the Equipment.

            "Common Stock" shall mean the common capital stock of the entity controlled by or under common control with Grantee which has been registered for sale to the public with the Securities and Exchange Commission and which completes an initial public offering of such common stock.

            "Customers" shall mean those customers of Grantor listed on Exhibit A, together with any additions thereto between the date hereof and the Closing.


            "Customer Purchase Price" shall mean the sum of (i)(A) one times the Retail Revenue generated by the Service during the third month following the Node Installation Date and, (B) 75% of the Wholesale Revenue generated by the Service during the third month following the Node Installation Date; (ii)(A) one times the Retail Revenue generated by the Service during the sixth month following the Node Installation Date, and (B) 75% of the Wholesale Revenue generated by the Service during the sixth month following the Node Installation Date, and (iii)(A) one times the Retail Revenue generated by the Service during the ninth month following the Node Installation Date and (B) 75% of the Wholesale Revenue generated by the Service during the ninth month following the Node Installation Date. Each installment of the Customer Purchase Price may be paid in such combination of cash/or in Common Stock (valued at the Valuation Price) as Grantee may elect, provided that at least 40% of any installment must be paid in cash.
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            "Equipment Purchase Price" shall mean the actual documented cost of the Equipment, less $10,000.

            "Equipment" shall mean those items of telecommunications and related equipment installed and to be installed by Grantor in various locations in Italy, other than Milan, listed on Exhibit B hereto together with any additions thereto between the date hereof and the Closing.

            "Exercise Notice" shall have the meaning set forth in Section 4 hereof.

            "Node Installation Date" shall mean the date on which the node is installed in Milan, Italy and becomes operational.

            "Option" shall have the meaning set forth in Section 2 hereof.

            "Retail Revenue" shall mean the aggregate monthly revenue paid by end-user Customers of the Service for per minute voice and facsimile service after giving effect to any allowances, discounts, fees and credits which may be applied during such monthly period.

            "Service" shall mean the telephony service provided by Grantor to the Customers.

            "Valuation Price" shall mean the average closing price of the Common Stock during the 7 trading days immediately preceding each day on which Common Stock is delivered to the Grantor.

            "Wholesale Revenue" means the aggregate monthly revenue paid to Grantor by other distributors of the Service for per minute voice and facsimile service who are not the ultimate end-users thereof, after giving effect to any allowances, discounts, fees, and credits which may be applied during such monthly period.


            SECTION 2. Grant of Option. In consideration of, among other things, the sum of $35,000 paid by Grantee to Grantor on the execution and delivery hereof, Grantor hereby grants to Grantee the right and option to purchase each of the Equipment and the Customers upon the terms and conditions set forth herein (collectively, the "Option").

            SECTION 3. Term of Option. The term of the Option shall commence on the execution and delivery hereof and shall terminate on the earlier of (i) the first anniversary of the execution and delivery hereof, (ii) 30 days following consummation of the initial public offering of the Common Stock.


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            SECTION 4. Exercise of Option. To be effective, the Option must be exercised by written notice (an "Exercise Notice") from Grantee to Grantor at the address of Grantor set forth herein.


            SECTION 5. Closings. (a) The Closing shall be held at the offices of counsel to the Grantee, at the time and date set forth in the Exercise Notice, or at such other time or date as the parties may mutually agreed upon. At the Closing, the Grantee shall deliver the Equipment Purchase Price in cash. The Customer Purchase Price shall be paid within 10 days after the end of the third, sixth or ninth month, respectively, following the Node Installation Date or the Closing, whichever occurs later in such combination of cash and/or Common Stock as is provided herein. The Customer Purchase Price shall be computed by Grantee, and absent manifest error shall be binding upon the parties. Grantor agrees to cooperate fully with Grantee and to promptly supply such information, from time to time as is necessary in Grantee's reasonable opinion to prepare such computation. Concurrent with the payment of each installment of the Customer Purchase Price, Grantee shall deliver to Grantor a copy of its calculation of the Customer Purchase Price during the applicable period.

                  (b) At the Closing, Grantor shall deliver to Grantee a duly executed bill of sale and other instruments of conveyance in form and substance satisfactory to Grantor whereby Grantee shall transfer title to the Customers and/or the Equipment free and clear of all liens, claims and encumbrances.


            SECTION 6. Price Protection on Common Stock. Provided that Common Stock has been issued in connection with payment of the Customer Purchase Price, if, on the day following the second anniversary after the issuance thereof, the average closing price during the 7 trading days immediately preceding such date of such Common Stock is less than 70% of the Valuation Price, then Grantor shall be entitled to receive in cash or additional shares of Common Stock (valued at such closing price) at Grantee's option, the difference between such average closing price and the Valuation Price.


            SECTION 7. Representations and Warranties of Grantor. Grantor represents and warrants to Grantee as follows:

                        (a) Grantor has duly taken all action required to be taken by it to authorize the execution and delivery of this Agreement by it and each other agreement to be executed in connection herewith and the consummation of the transactions contemplated hereby to be performed by it, and this Agreement is and when executed and delivered such other agreements will be, valid and binding agreements of Grantor enforceable against Grantor in accordance with their terms.


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                        (b) Neither the execution and delivery of this Agreement
or any agreement contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of Grantor's articles of incorporation or bylaws, or (ii) violate, or be in conflict with, or constitute a default under, or result in the termination of, or accelerate the performance required by any contract to which Grantor is a party or by which it is bound, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

                        (c) Grantor has and will at the Closing, have, good title to the Equipment and the Customers, free and clear of all liens, security interests or other encumbrances of any nature.

                        (d) No consent, approval, license or authorization of any governmental or regulatory authority or any other person is required to be obtained by Grantor or Grantee in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                        (e) The aggregate monthly gross revenues generated by sales of the Service in Italy by Grantor is no less than $160,000 per month.


            SECTION 8. Covenants of Grantor and Grantee.

                        (a) From and after the execution and delivery hereof through the Closing, Grantor covenants and agrees to operate its business and affairs and the Service in the ordinary course, consistent with past practices, and in furtherance of the foregoing, shall not, without Grantee's consent, make any changes in its sales, marketing, commission, pricing or operating practices. Grantor further covenants and agrees that it shall not at any time sell, transfer or encumber in any manner whatsoever any of the Customers or the Equipment or its interest therein.

                        (b) Until the end of the third month following the Closing, (i) pricing and commission practices with respect to the Service may be modified upon mutual agreement of Grantor and Grantee, (ii) DID's may be changed upon mutual agreement of Grantor and Grantee, and (iii) the name of the product marketed in connection with the Service shall remain "Intelenet".

                        (c) From and after the end of the third month following the Closing, (i) at Grantee's request, the name of the product marketed in connection with the Service shall become "TelePassport" (or another name selected by Grantee) in each jurisdiction in which the product is marketed, (ii) DID's may be changed in the sole discretion of Grantee, and (iii) pricing and commission practices with respect to the Service may be changed in the sole discretion of Grantee.


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                        (d) Grantee agrees to use its reasonable efforts to
promptly complete the installation of the node in Milan, Italy. Grantor agrees to cooperate fully with the Grantee in identifying a suitable location in Milan and in completing such installation.

                        (e) Grantor agrees that it shall not install any equipment in more than two cities in Italy without Grantee's consent which shall not be unreasonably withheld. The equipment installed in such two cities shall be included in and deemed part of the "Equipment".

                        (f) From and after the execution and delivery hereof through the Closing, Grantor covenants and agrees (i) to cooperate fully with Grantee in connection with its due diligence activities performed in connection with the transactions contemplated hereby, including the furnishing of such information as Grantee may reasonably request from time to time; and (ii) to consult with Grantee with respect to the purchasing of equipment for, site selection and installation of all node sites to be selected and/or constructed by Grantor in Italy.


            SECTION 9. Conditions to Obligations of Grantee. Each and every obligation of Grantee under this Agreement to be performed at or before Closing shall be subject to the satisfaction, at or before Closing, of each of the following conditions, unless waived in writing by Grantee:

                        (a) Grantor shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by Grantor at or prior to Closing and Grantor shall have delivered to Grantee a certificate dated the date of Closing to such effect.

                        (b) The representations and warranties of Grantor contained herein shall be true and accurate in all respects (i) on and as of the date of this Agreement, and (ii) on and as of the date of Closing as though such representations and warranties were made on and as of the date of Closing and Grantor shall have delivered to Grantee a certificate of Grantor dated the date of Closing to such effect.

                        (c) No suit, action, or other legal or administrative proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and on the date of Closing there shall be no effective injunction, writ, temporary restraining order or any other order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.


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            SECTION 10. Conditions to Obligations of Grantor. Each and every obligation of Grantor under this Agreement to be performed at or before Closing shall be subject to the satisfaction, at or before Closing, of each of the following conditions unless waived in writing by Grantor:

                        (a) Grantee shall have performed and complied with in all material respects with all agreements, obligations and covenants required by this Agreement to be performed and complied with by Grantee at or prior to Closing and Grantee shall have delivered to Grantor a certificate dated the date of Closing to such effect.

                        (b) At the Closing, Grantee and Peter Falconello shall have entered into an Employment Agreement substantially in the form of Exhibit C hereto.

            SECTION 11. Notices. (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the parties at their addresses set forth below or at such other addresses as may be designated by notice given pursuant hereto:

                  If to Grantor, to:

                        ____________________________
                        ____________________________
                        ____________________________

                  If to Grantee, to:

                        Telepassport, Inc.
                        1212 Avenue of the Americas
                        New York, NY  10036-9999
                        Attention:  James D. Pearson

                  (b) Any notice addressed as aforesaid shall be deemed to have been given: (i) on the date of delivery, if delivered by hand or by overnight courier service, (ii) on the date of transmission, if transmitted by telecopier, telex or cable, provided that if transmitted by telex or cable such transmittal is confirmed in writing, or (iii) five days after deposit of same in the mails if dispatched by registered mail. Notwithstanding the foregoing, notice of a change of address shall be effective only upon receipt.

            SECTION 12. Entire Agreement. Each party hereto agrees that this Agreement constitutes the entire agreement between them with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no agreements, arrangement, oral or written, between the parties relating to the subject matter hereof which are not fully expressed or referred to herein.


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            SECTION 13. Waiver. Failure by one party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver by such party of such term, covenant or condition, nor shall any waiver of any term, covenant or condition hereunder by one party at any one time be deemed a waiver or relinquishment by such party of that or any other term, covenant or condition at any other time.

            SECTION 14. Amendment. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

            SECTION 15. Assignment; Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement and the Option granted pursuant hereto may be assigned by Grantee to an affiliate of Grantee but may not be assigned by Grantor without the written consent of Grantee.

            SECTION 16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

            SECTION 17. Headings. The headings of this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

            SECTION 18. Counterparts. This Agreement may executed in one or more counterparts but all such separate counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date and year first above written.

                                    Intelenet, Inc.


________________________________    By:________________________________
WITNESS                                  Name:
                                         Title:


                                    Telepassport, Inc.

________________________________    By:________________________________
WITNESS                                  Name:
                                         Title:


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